                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement      [_]  CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement            RULE 14A-6(E)(2))
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              TRIAD HOSPITALS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

                             TRIAD HOSPITALS, INC.
                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    MAY 21, 2002 AT 10:00 A.M., LOCAL TIME

                               -----------------

To our stockholders:

   The 2002 Annual Meeting of Stockholders of Triad Hospitals, Inc. will be held at the offices of Triad Hospitals, Inc. at 13455 Noel Road, Suite 2000, Dallas, Texas 75240 on Tuesday, May 21, 2002, beginning at 10:00 a.m., local time. The meeting will be held for the following purposes:

       1. To elect three directors to serve until the 2005 annual meeting of stockholders, or until their respective successors shall have been duly elected and qualified.

       2. To ratify the appointment of Ernst & Young LLP as our independent auditors.

       3. To consider and vote on an amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan to increase the number of authorized shares thereunder from 400,000 to 500,000.

       4. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 8, 2002 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

   You are cordially invited to be present. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided, or vote by telephone or Internet (instructions are on your proxy card). At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the company or by voting at the meeting in person.


                                          By order of the Board of Directors

                                          DONALD P. FAY
                                          Executive Vice President, General
                                          Counsel and Secretary

April 15, 2002

                             TRIAD HOSPITALS, INC.
                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 21, 2002

                               -----------------

   This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Triad Hospitals, Inc. ("Triad" or the "Company") from holders of the Company's outstanding shares of common stock entitled to vote at the 2002 Annual Meeting of Stockholders of the Company (and at any and all adjournments or postponements thereof) (the "2002 Annual Meeting") for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on the record date, April 8, 2001, are entitled to notice of and to vote at the 2002 Annual Meeting. This Proxy Statement and the accompanying proxy materials are first being mailed to stockholders on or about April 15, 2002.

   Triad's common stock trades on the New York Stock Exchange under the ticker symbol "TRI."

                     GENERAL INFORMATION ABOUT THE MEETING

Voting At The Annual Meeting

   As of the record date, there were approximately 72,470,627 shares of the Company's common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the 2002 Annual Meeting.

   The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the 2002 Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented at the 2002 Annual Meeting, in person or by proxy, is necessary for the election of directors. Stockholders will determine any other matters submitted to them by a majority of the votes present or represented by proxy and entitled to vote, provided that, in the case of the proposal to increase the number of shares authorized under the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan, the total votes cast on the proposal represents at least a majority of the outstanding shares of common stock entitled to vote at the 2002 Annual Meeting.

   A stockholder who is present or represented by proxy at the 2002 Annual Meeting will be counted for purposes of determining if a quorum exists even if the stockholder abstains from voting. Votes withheld from the election of any nominee for director and abstentions from any other proposal will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast "for" or "against" the matter.

   Shares of common stock represented by properly executed proxies will be voted at the 2002 Annual Meeting according to the directions marked on the proxies, unless they have previously been revoked. If the stockholders do not give directions on the proxies, the proxy holder will vote them for the election of each nominee named under "Election of Directors," for the ratification of Ernst & Young LLP as our independent auditors, and for the approval of the amendment to increase the number of shares authorized under the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan.

   Stockholders can vote their shares:

    .  through the Internet at the website shown on the proxy card;

    .  by telephone using the toll-free number shown on the proxy card;

    .  by returning the enclosed proxy card; or

    .  in person at the 2002 Annual Meeting.

   Votes submitted through the Internet or by telephone must be received by 11:59 P.M., Eastern Time, on May 20, 2002. Internet and telephone voting are available 24 hours a day, and a stockholder that uses one of these methods does not need to return a proxy card. Voting in person at the meeting supersedes any earlier voting instructions.

   The beneficial owner of shares held in "street name" by a broker, bank or other nominee is entitled to instruct the broker, bank or nominee, as the record holder of the shares, how to vote those shares. The broker, bank or nominee should have enclosed a voting instruction card to use in directing it on how to vote such shares.

   A stockholder may change his or her voting instructions at any time prior to the vote at the 2002 Annual Meeting. For shares held directly, a vote may be changed by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the 2002 Annual Meeting and voting in person. The proxy holder's powers will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. For shares beneficially owned by a stockholder, but held in "street name" by a broker, bank or other nominee, a vote may be changed by submitting new voting instructions to the broker, bank or nominee.

Solicitation Expenses

   Expenses in connection with the solicitation of proxies will be borne by Triad. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of common stock held of record by such persons, at Triad's expense. Triad has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, and for its services expects to pay fees of approximately $9,000 plus expenses.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth information with respect to the ownership of Triad's common stock by persons known by Triad to own more than 5% of its outstanding common stock, Triad's directors and Triad's executive officers. The stock ownership information presented in the table for Triad's directors and executive officers is as of March 31, 2001. All other stock ownership information is based on filings with the Securities and Exchange Commission ("SEC") that report stock ownership information as of the dates indicated in the notes below.

                                                                 Number of   Percent of
Name of Beneficial Owner                                        Shares(1)(2)   Class
------------------------                                        ------------ ----------
Wellington Management Company, LLP (3).........................  6,076,807      8.4%
Welsh Carson Anderson & Stowe VIII, L.P (4)....................  5,762,726      8.0%
James E. Dalton, Jr. (5).......................................     40,087        *
Nancy-Ann DeParle (5)..........................................      5,000        *
Barbara A Durand, R.N., Ed. D. (5).............................     21,387        *
Thomas F. Frist III (5)........................................    353,224        *
Donald B. Halverstadt, M.D (5).................................     25,924        *
Dale V. Kesler (5).............................................     32,726        *
Thomas G. Loeffler, Esq. (5)...................................     33,952        *
Michael J. Parsons (5).........................................    505,593        *
Uwe E. Reinhardt, Ph.D (5).....................................     30,500        *
Marvin T. Runyon (5)...........................................     10,030        *
Gale E. Sayers (5).............................................      7,387        *
James D. Shelton (5)...........................................  1,291,793      1.8%
Donald P. Fay (5)..............................................    190,897        *
Wayne G. McAlister (5).........................................    163,834        *
Burke W. Whitman (5)...........................................    562,897        *
All Directors and Executive Officers as a Group (22 persons)(5)  4,345,977      5.8%

--------
 * Less than one percent.
(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.
(2) Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon conversion of convertible securities or upon exercise of options (including employee stock options) held by such person or group.
(3) The ownership given for Wellington Management Company, LLP is based on information contained in the Schedule13G dated February 14, 2002, filed with the SEC by Wellington Management Company, LLP in respect of its beneficial ownership of Triad Hospitals, Inc. common stock as of December 31, 2001. The address of Wellington Management Company Group, Inc. is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP has reported in its Schedule 13G dated as of February 14, 2002 that it has shared investment power over all of the shares reported and shared voting power with respect to 3,040,201 of the shares reported.
(4) The ownership given for Welsh Carson Anderson & Stowe VIII, L.P. is based on information contained in the Schedule 13D dated April 9, 2002, filed with the SEC by Welsh, Carson, Anderson & Stowe VIII, L.P. in respect of its beneficial ownership of Triad Hospitals, Inc. common stock as of March 28, 2002. The address of Welsh, Carson, Anderson & Stowe VIII, L.P. is 320 Park Avenue, Suite 2500, New York, New York 10022.

(5) Of the shares reported for Drs. Durand, Halverstadt and Reinhardt, and Messrs. Dalton, Fay, Frist, Kesler, Loeffler, Parsons, Runyon, Sayers, Shelton, McAlister and Whitman, and Ms. DeParle 19,500; 24,500; 30,500; 4,500; 150,388; 30,500; 30,500; 30,500; 419,937; 4,500; 4,500; 890,037;
    123,882; 383,455; and 5,000 shares, respectively, represent shares that are issuable pursuant to options that are exercisable within 60 days. Of the shares reported for all directors and executive officers as a group, 3,035,003 shares represent shares that are issuable pursuant to options exerciseable within 60 days.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The Company's certificate of incorporation provides that the Board of Directors is to be divided into three classes of directors, which are required to be as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors is elected to a term of three years. Directors for Class III are to be elected at this 2002 Annual Meeting for three-year terms expiring in 2005.

   Uwe E. Reinhardt, Ph.D., Thomas G. Loeffler and Michael J. Parsons (the "Nominees") have been nominated by the Board of Directors for election as Class III directors at the 2002 Annual Meeting, each to serve for a term of three years, until the 2005 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Russell L. Carson, who was appointed a director of the Company upon the merger of Quorum Health Group, Inc. ("Quorum") into Triad on April 27, 2001 (the "Merger"), resigned from the Board of Directors in November 2001. The Board of Directors has not yet identified a candidate to fill this vacancy and stockholders may vote at the 2002 Annual Meeting only for the nominees named above.

   The Board of Directors recommends a vote "FOR" the election of these nominees as directors.

   Proxies in the enclosed form received from holders of common stock prior to the 2002 Annual Meeting will be voted for the election of the three nominees named above as directors of the Company unless stockholders indicate otherwise. If any of the foregoing nominees is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy unless stockholders indicate otherwise. Directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2002 Annual Meeting. Thus, those nominees who receive the three highest numbers of votes for their election as directors will be elected, regardless of the number of shares that are not voted for the election of such nominees. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees.

   Information concerning each of the nominees named for election as directors along with information concerning the Class I and Class II directors, whose terms of office will continue after the 2002 Annual Meeting, is set forth below.

                             NOMINEES FOR ELECTION

                      CLASS III--TERM WILL EXPIRE IN 2005

MICHAEL J. PARSONS Director since 1999 Age 46

   Michael J. Parsons has served as Executive Vice President and Chief Operating Officer and a Director of Triad since May 11, 1999. From January 1, 1998 through May 11, 1999, he served as the Chief Operating Officer of the Pacific Group of Columbia/HCA Healthcare Corporation, now known as HCA Inc. ("HCA"). Prior to that time, Mr. Parsons served as Chief Financial Officer of the Central Group of HCA from July 1994 until January 1, 1998; and Chief Financial Officer of the Central Group of National Medical Enterprises, Inc. prior thereto. Mr. Parsons is a director of the Federation of American Hospitals.

THOMAS G. LOEFFLER, ESQ. Director since 1999 Age 55

   Thomas G. Loeffler, Esq. serves as a partner at the law firm of Loeffler, Jonas & Tuggey, LLP. From June 1993 to April 30, 2001, Mr. Loeffler served as a partner at the law firm of Arter & Hadden LLP; he was an attorney and a consultant prior thereto. Mr. Loeffler served as a member of the U.S. Congress from 1979 to 1987. Mr. Loeffler is a Member of the Chancellor's Council of the University of Texas and serves as a Trustee of the University of Texas School of Law Foundation. Mr. Loeffler is a recent appointee to the Governor's Council on Science and Biotechnology Development for the State of Texas.

UWE E. REINHARDT, PH.D. Director since 1999 Age 62

   Uwe E. Reinhardt, Ph.D. is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University. Dr. Reinhardt is a Trustee of Duke University Health Center, H&Q Healthcare Investors and H&Q Life Sciences Investors, a Member of the Board of the Center for Healthcare Strategies, Inc., a Director of Amerigroup Corporation and a Member of the External Advisory Panel for Health, Nutrition and Population, The World Bank.

                        DIRECTORS CONTINUING IN OFFICE

                       CLASS I--TERM WILL EXPIRE IN 2003

DALE V. KESLER Director since 1999 Age 63

   Dale V. Kesler served as a partner at Arthur Andersen LLP until April 1996 and as Managing Partner of Arthur Andersen's Dallas/Fort Worth office from 1983 to 1994. Mr. Kesler is a director of CellStar Corporation, Elcor Corporation, New Millenium Homes and Resource Services, Inc.

BARBARA A. DURAND, R.N., ED.D. Director since 2000 Age 64

   Barbara A. Durand, R.N. has served as Professor and Dean of the Arizona State University College of Nursing since 1993. Prior to such time, she was Professor and Chairperson in the Department of Maternal-Nursing, Rush University, Rush-Presbyterian-St. Luke's Medical Center. Dr. Durand is a fellow of the American Academy of Nursing.

DONALD B. HALVERSTADT, M.D. Director since 1999 Age 67

   Donald B. Halverstadt, M.D. has served as Chief, Pediatric Urology Service, Children's Hospital of Oklahoma, University of Oklahoma Health Science Center, since 1967. He is also the Chairman of the University Board of Regents. Dr. Halverstadt is a member of the corporate board of trustees of the Presbyterian Health Foundation and the board of directors of Lincoln National Bank.

JAMES E. DALTON, JR. Director since 2001 Age 59

   James E. Dalton, Jr. was President, Chief Executive Officer and a director of Quorum from May 1, 1990 until the Merger on April 27, 2001. Prior to joining Quorum, he served as Regional Vice President, Southwest Region for HealthTrust, Inc., division Vice President of HCA, and Regional Vice President of HCA Management Company. Mr. Dalton is a past chairman of the Nashville Health Care Council and the Federation of American Health Systems. He is a trustee of the American Hospital Association and Universal Health Realty Income Trust. He also serves on the board of directors of AmSouth Bancorporation, Genesis Health Ventures, Inc., Select Medical Corporation, and U.S. Oncology, Inc. Mr. Dalton is a Fellow of the American College of Healthcare Executives.

                      CLASS II--TERM WILL EXPIRE IN 2004

MARVIN T. RUNYON Director since 1999 Age 77

   Marvin T. Runyon is chairman of Runyon Group, a business consulting firm in Nashville, Tennessee. Mr. Runyon served as the 70th Postmaster General of the United States from 1992 through 1998. Mr. Runyon was Chairman of the Board of the Tennessee Valley Authority from 1988 to 1992 and President and Chief Executive Officer of Nissan Motor Manufacturing Corporation U.S.A. prior thereto. Mr. Runyon is a Director of several private entities.

JAMES D. SHELTON Director since 1999 Age 48

   James D. Shelton has served as Chairman of the Board, President and Chief Executive Officer of Triad since the date of the Company's spin-off from HCA on May 11, 1999. From January 1, 1998 through May 11, 1999, he served as the President of the Pacific Group of HCA. Prior to that time, Mr. Shelton served as President of the Central Group of HCA from June 1994 until January 1, 1998; Executive Vice President of the Central Division of National Medical Enterprises, Inc. (now known as Tenet Healthcare Corporation) from May 1993 to June 1994; and Senior Vice President of Operations of National Medical Enterprises, Inc. prior thereto.

THOMAS F. FRIST III Director since 1999 Age 33

   Thomas F. Frist III is the Co-founder of FS Partners, LLC, a private investment firm formed in 1994. Prior to such time, he was assistant to a principal at Rainwater, Inc., a private investment firm.

GALE E. SAYERS Director since 1999 Age 58

   Gale E. Sayers is President and CEO of Sayers, a valued-added technology provider that he co-founded in 1984. Mr. Sayers manages Sayers and Sayers Enterprises, a sport marketing and public relations firm. Mr. Sayers is a director of American Century Mutual Funds.

NANCY-ANN DEPARLE Director since 2001 Age 45

   Nancy-Ann DeParle is a health care consultant in Washington, D.C., a Senior Advisor to J.P. Morgan Partners, LLC and an Adjunct Professor at the Wharton School of the University of Pennsylvania. From November 1997 through October 2000, she served as the Administrator of the Health Care Financing Administration. Prior to that time, she served as Associate Director for Health and Personnel at the White House Office of Management and Budget. Ms. DeParle is a director of Cerner Corporation, Davita, Inc., Guidant Corporation and Specialty Laboratories, Inc.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors held six meetings in 2001. Each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board of Directors held during his or her tenure as a director and (b) all meetings of the committees of the Board of Directors on which such director served, during the period when he or she served on such committee.

   The Board of Directors has a number of standing committees, including an Executive Committee, an Audit Committee, a Compliance Committee, a Quality Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee, but rather acts as a committee of the whole to screen candidates to be nominated for election thereto by the stockholders or chosen to fill newly created directorships or vacancies on the Board of Directors.

   The Executive Committee may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the Company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to and reviewed by the Board of Directors. The members of the Executive Committee are Mr. Loeffler, Mr. Kesler and Mr. Shelton, with Mr. Shelton serving as Chair. The Executive Committee held one meeting in 2001.

   The Audit Committee of the Board of Directors reviews and makes reports and recommendations to the Board of Directors with respect to the selection of the independent auditors of the Company and its subsidiaries, the arrangements for and the scope of the audits to be performed by them and the internal audit activities, accounting procedures and controls of the Company, and reviews the annual consolidated financial statements of the Company. Prior to the formation of the Compliance Committee in May 2001, the Audit Committee also monitored adherence to the Company's regulatory compliance program. The members of the Audit Committee are Mr. Frist, Mr. Kesler and Mr. Runyon, with Mr. Kesler serving as Chair. The Audit Committee held 14 meetings in 2001; certain of these meetings related principally to the committee's former compliance function.

   The Compliance Committee of the Board of Directors monitors adherence to the Company's regulatory compliance program, and monitors and oversees the Company's compliance with various provisions of the Corporate Integrity Agreement entered into as of November 1, 2001 between the Company and the Office of the Inspector General of the Department of Health and Human Services. The members of the Compliance Committee are Ms. DeParle, Dr. Halverstadt, Mr. Kesler and Dr. Reinhardt, with Dr. Halverstadt serving as chair. The Compliance Committee held 3 meetings in 2001.

   The Quality Committee of the Board of Directors is responsible for reviewing the quality of services provided to patients at various health care facilities operated by the Company's subsidiaries. The members of the Quality Committee are Mr. Parsons, Mr. Dalton and Dr. Durand, and Dr. E.A. Clark, president of the Company's National Physician Leadership Group, serving in an ex officio capacity. The Quality Committee held 4 meetings in 2001.

   The Compensation Committee of the Board of Directors is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company's employee benefit plans and reviewing generally the Company's employee compensation policy. The members of the Compensation Committee are Mr. Sayers, Dr. Durand and Mr. Loeffler, with Mr. Loeffler serving as Chair. The Compensation Committee held 6 meetings in 2001.

                           COMPENSATION OF DIRECTORS

   The annual retainer for outside directors who are neither officers nor employees of the Company is $24,000 and the Board meeting fee is $1,500 per meeting. Committee members receive a fee of $500 per meeting payable only for attendance at committee meetings not held in conjunction with a meeting of the Board of Directors. Directors also are reimbursed for expenses incurred relating to attendance at meetings. Outside directors may elect to receive deferred stock units convertible into common stock, in lieu of all or a portion (in multiples of 25%) of their annual retainer. The payout of deferred stock units may be deferred, at the outside director's election, for a period of five years or until the end of such director's term of office.

   New outside directors are awarded an initial option to acquire a number of shares of common stock determined by the Board of Directors. In addition, each outside director receives an annual option to acquire a number of shares of common stock determined by the Board of Directors. Discretionary options may also be awarded by the Board of Directors to the outside directors. Initial options and annual options become exercisable as to 25% of the shares covered by the option on each of the first four anniversaries of the date of the grant. All options have a maximum term of 10 years, are exercisable at the fair market value of the common stock on the date of the grant, and become immediately exercisable upon a change of control of Triad. On May 29, 2001, each of the continuing outside directors received an annual option grant covering 18,000 shares of Triad common stock, and Ms. DeParle, as a new director, received an option grant covering 20,000 shares of Triad common stock, at an exercise price of $24.98 per share.

                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   BURKE W. WHITMAN, age 46, has served as Executive Vice President and Chief Financial Officer of the Company since May 11, 1999. From May 11, 1999 to June 21, 2001 he also served as Treasurer of the Company. From February 1, 1999 through May 11, 1999, he served as Chief Financial Officer of the Pacific Group of HCA. From May 1994 until January 31, 1999, he served as President, Chief Financial Officer, Director and Co-founder of Deerfield Healthcare Corporation. Mr. Whitman is a member of the board of the Federation of American Hospitals.

   DONALD P. FAY, age 58, has served as Executive Vice President, Secretary and General Counsel of the Company since May 11, 1999. From January 1, 1998 through May 11, 1999, he served as Senior Vice President of the Pacific Group of HCA. Mr. Fay served as Vice President--Legal of HCA from February 1994 through December 1997, and Senior Counsel of HCA prior thereto.

   CHRISTOPHER A. HOLDEN, age 38, has served as a Division President of the Company since May 29, 2001. From May 11, 1999 through May 29, 2001, he served as a Senior Vice President of the Company. From January 1, 1998 through May 11, 1999, he served as President--West Division of the Pacific Group of HCA. Prior to such time, Mr. Holden was President of the West Texas Division of the Central Group of HCA from September 1997 until January 1, 1998; Vice President of Administration for the Central Group of HCA from August 1994 until September 1997; and Assistant Vice President--Administration of the Central Group of National Medical Enterprises, Inc. prior thereto.

   NICHOLAS J. MARZOCCO, age 47, has served as a Division President of the Company since May 29, 2001. From May 11, 1999 through May 29, 2001, he served as a Senior Vice President of the Company. From January 1, 1998 through May 11, 1999, he has served as President-- East Division of the Pacific Group of HCA. Prior to that time, Mr. Marzocco served as Chief Operating Officer of the Louisiana Division of HCA from September 1996 until January 1, 1998; and Chief Executive Officer of North Shore Regional Medical Center, a 310-bed hospital owned by National Medical Enterprises, Inc. and located in Slidell, Louisiana, prior thereto.

   G. WAYNE MCALISTER, age 55, has served as a Division President of the Company since May 29, 2001. From May 11, 1999 through May 29, 2001, he served as a Senior Vice President of the Company. From March 15, 1999 through May 11, 1999, he served as President--Central Division of the Pacific Group of HCA. Prior to such time, Mr. McAlister was an independent senior hospital management consultant from June 1997 until March 15, 1999; Regional Vice President of Paracelsus Healthcare Corporation from June 1995 until May 1997; Vice President, Operations, of Tenet Healthcare Corporation from August 1993 until May 1995; and President/Chief Operating Officer and Vice President of Operations of Healthcare International from February 1988 until November 1992.

   W. STEPHEN LOVE, age 50, has served as Senior Vice President of Finance and the Controller of the Company since May 11, 1999. From March 1, 1999 through May 11, 1999, he served as Senior Vice President of Finance/Controller of the Pacific Group of HCA. Prior to that time he served as Senior Vice President/Corporate Chief Financial Officer-Operations of Charter Behavioral Health Systems, L.L.C. (formerly Charter Medical System) from December 1997 until March 1, 1999; Senior Vice President/Corporate Chief Financial Officer of Charter Behavioral Health Systems, L.L.C. from June 1997 until December 1997; and Vice President, Financial and Hospital Operations of Charter Medical System prior thereto.

   WILLIAM R. HUSTON, age 47, has served as Senior Vice President of Finance of the Company since May 11, 1999. From January 1999 through May 11, 1999, he served as Senior Vice President of Finance of the Pacific Group of HCA. He served as Division Chief Financial Officer of various divisions of the Central Group of HCA from April 1995 to December 1998; and Division Chief Financial Officer of Tenet Healthcare Corporation prior thereto.

   WILLIAM L. ANDERSON, age 52, has served as a Division President of the Company since April 27, 2001. From October 1997 through April 27, 2001, he served as President, Midwest Region of Quorum. From September 1995 until October 1997, he served as Chief Executive Officer of Lutheran Hospital of Indiana, a 437-bed hospital owned by Quorum and located in Fort Wayne, Indiana. From September 1987 until September 1995, he served as Chief Executive Officer of Medical Center of Baton Rouge, a 371-bed hospital then owned by Healthtrust, Inc. and located in Baton Rouge, Louisiana.

   MARSHA D. POWERS, age 48, has served as a Division President of Triad since April 27, 2001. From March 1996 through April 27, 2001, she served as President, Southwest Region, for Quorum. From January 1994 through March 1996, she served as Vice President, Physician/Hospital Integration, of Quorum. From May 1989 through December 1993, she served as Chief Executive Officer of Fort Bend Hospital, a 65-bed hospital then owned by Epic Healthcare Group, Inc. and located in Missouri City, Texas.

   THOMAS H. FRAZIER, JR., age 44, has served as Senior Vice President of Administration of the Company since April 27, 2001. From May 1999 through April 27, 2001, he served as Chief Financial Officer of Triads' East division. From July 1, 1998 through May 11, 1999, he served as Chief Financial Officer of the East Division of the Pacific Group of HCA. From April 1998 through July 1, 1998, he served as interim chief executive officer of one of HCA's physician management groups. From January 1998 through April 1998, he served as interim chief executive officer for Douglas Community Medical Center, a general acute care hospital owned by HCA and located in Roseburg, Oregon. From May 1996 through December 1997, he served as chief executive officer for HCA's Mesquite Hospital development project, a project under which HCA intended to construct a general acute care hospital in Mesquite, Texas. From April 1995 through April 1996, Mr. Frazier served as chief operating officer at Plaza Medical Center, a general acute care hospital owned by HCA and located in Fort Worth, Texas.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Triad's executive officers and directors, and persons who own more than ten percent of the outstanding common stock of the Company, to file reports of ownership and changes in ownership with the SEC and to provide Triad with copies of these reports. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its executive officers, directors and greater than ten-percent stockholders were complied with during fiscal 2001, except that Mr. Holden inadvertently reported late a disposition of Triad common stock, and Mr. Runyon inadvertently reported late two acquisitions of Triad common stock.

                            EXECUTIVE COMPENSATION

   The information under this heading relates to the chief executive officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2001, and reflects compensation paid by the Company or, prior to the Company's spin-off from HCA on May 11, 1999, by HCA.

                          Summary Compensation Table

                                     Annual Compensation          Long-Term Compensation
                            ------------------------------------- ----------------------
                                                                  Restricted
                                                     Other Annual   Stock    Securities   All Other
                                             Bonus   Compensation Awards ($) Underlying  Compensation
Name and Principal Position Year Salary ($) ($) (1)      (2)         (3)     Options (#)     (4)
--------------------------- ---- ---------- -------- ------------ ---------- ----------- ------------

James D. Shelton........... 2001  $896,243  $731,250   $     --    $    --     160,000   $         --
 Chairman, President and    2000   670,900   353,154         --         --     206,909          --
 Chief Executive Officer    1999   614,528   245,884         --         --     643,128       5,448

Michael J. Parsons......... 2001   448,396   228,820         --         --      80,000          --
 Executive Vice President   2000   415,533   130,589         --     28,712     103,455          --
 and Chief Operating
   Officer                  1999   374,039   129,976         --     13,926     296,482       2,505

Burke W. Whitman........... 2001   429,950   220,500         --     33,052      80,000          --
 Executive Vice President   2000   385,979   125,566         --     58,932     103,455          --
 and Chief Financial
   Officer                  1999   293,754    78,605         --     28,295     260,000         299

Donald P. Fay.............. 2001   327,793   168,500         --         --      50,000          --
 Executive Vice President,  2000   290,071    94,175         --         --      41,382          --
 Secretary and General      1999   238,050    63,403         --         --      96,506          --
 Counsel

G. Wayne McAlister......... 2001   328,472   136,474         --      9,956      40,000      46,495
 Division President         2000   312,979    98,888         --     19,028      41,382          --
                            1999   237,661    63,366    124,330     26,116      72,500          --

--------
(1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the following fiscal year.
(2) The amount reported for Mr. McAlister in 1999 consists of relocation expenses and amounts paid for reimbursement of taxes in respect of such amounts.
(3) Amounts reported represent the dollar value of the difference between amounts paid by the executive officer to purchase shares of Triad common stock under Triad's Management Stock Purchase Plan and the value of the purchased Triad common stock on the date of purchase. As of December 31, 2001, Messrs. Whitman and McAlister held an aggregate of 4,772 and 1,433 shares of restricted Triad common stock, respectively. As of December 31, 2001, Messrs. Shelton, Parsons and Fay held no shares of restricted Triad common stock. Pursuant to Commission rules, after deducting the consideration paid therefor, the shares held by Messrs. Whitman and McAlister had a net pre-tax value of $32,761 and $9,867, respectively. Dividends will be payable on shares of restricted stock if and to the extent paid on Triad's common stock generally, regardless of whether or not the shares are vested.

    Prior to the Merger, Messrs. Shelton, Parsons, Whitman, Fay and McAlister held an aggregate of 400,000; 84,840; 169,967; 40,000 and 36,191 shares of restricted Triad common stock, respectively. The Merger constituted a "change of control" under the terms of the Triad Hospitals, Inc. Executive Stock Purchase Plan, pursuant to which these shares of restricted stock were purchased. Upon consummation of the Merger, the restrictions lapsed on all shares of restricted Triad common stock then held by Messrs. Shelton, Parsons, Whitman, Fay and McAlister and such shares became fully vested and transferable and no longer subject to forfeiture.
(4) Consists of contributions to the savings and investment plan, money purchase plan and stock bonus plan.

                       Option Grants In Last Fiscal Year



                              Individual Grants                               Potential Realizable Value at
-----------------------------------------------------------------------------    Assumed Annual Rates of
                      Number of    Percent of Total                           Stock Price Appreciation for
                     Securities    Options Granted   Exercise or               Securities Option Term (4)
                     Underlying    to Employees in    Base Price   Expiration -----------------------------
Name               Options (#) (1)   Fiscal Year    ($/sh) (2) (3)    Date        5% ($)        10% ($)
----               --------------- ---------------- -------------- ----------   ----------     ----------
James D. Shelton..     160,000           5.43%          $30.00      4/27/11   $3,018,694     $7,649,964
Michael J. Parsons      80,000           2.71%           30.00      4/27/11    1,509,347      3,824,982
Burke W. Whitman..      80,000           2.71%           30.00      4/27/11    1,509,347      3,824,982
Donald P. Fay.....      50,000           1.70%           30.00      4/27/11      943,342      2,390,614
G. Wayne McAlister      40,000           1.36%           30.00      4/27/11      754,674      1,912,491

--------
(1) The options become exercisable with respect to 25% of the shares covered thereby on the first, second, third and fourth anniversary dates following the date of grant.
(2) The option exercise price may be paid in shares of Triad common stock owned by the executive officer, in cash, or a combination thereof.
(3) The exercise price was equal to the fair market value of the Triad common stock on the date of the grant.
(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Triad common stock over the term of the options. These amounts do not take into account provisions of the options relating to termination of the option following termination of employment, non-transferability or vesting over periods of up to four years.

          Aggregated Option Exercises In Last Fiscal Year And Fiscal
                            Year-End Option Values

                                              Number of Securities      Value of Unexercised In-the-
                                             Underlying Unexercised     Money Options at Fiscal Year-
                      Shares     Value   Options at Fiscal Year End (#)          End ($) (2)
                   Acquired on  Realized ------------------------------ -----------------------------
Name               Exercise (#)   ($)    Exercisable  Unexercisable (1)  Exercisable    Unexercisable
----               ------------ -------- -----------  ----------------- -----------     -------------
James D. Shelton..      --         --      850,037         160,000      $14,630,524         $0.00
Michael J. Parsons      --         --      399,937          80,000        6,678,893         $0.00
Burke W. Whitman..      --         --      363,455          80,000        6,166,427         $0.00
Donald P. Fay.....      --         --      137,888          50,000        2,287,843         $0.00
G. Wayne McAlister      --         --      113,882          40,000        1,848,702         $0.00

--------
(1) Prior to the Merger, Messrs. Shelton, Parsons, Whitman, Fay and McAlister held an aggregate of 573,209; 294,435; 268,455; 102,414 and 90,132 unexercisable options to acquire shares of Triad common stock, respectively. The Merger constituted a "change of control" under the terms of the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan, pursuant to which these options were granted. Upon consummation of the Merger, all of these options became vested and exercisable. The vesting of certain of these options had been waived pending receipt from the Internal Revenue Service (the "IRS") of a supplemental private letter ruling relating to private letter rulings previously issued to HCA; the previous letter rulings related to the tax treatment of the spin-off of Triad and LifePoint Hospitals, Inc. from HCA and the restructuring transactions that preceded the spin-off. On June 27, 2001, Triad waived the IRS approval provision and the options became vested and exercisable.
(2) The closing price for the Triad common stock, as reported by the New York Stock Exchange, on December 31, 2001 was $ 29.35 per share. Value is calculated on the basis of the difference between the option exercise price and $ 29.35 per share, multiplied by the number of shares of Triad common stock underlying the option.

  EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN
                             CONTROL ARRANGEMENTS

   None of the executive officers of the Company has an employment contract with the Company. All employees of the Company participate in the Company's severance policy, under which, in certain circumstances, an employee whose employment with the Company is involuntarily terminated may receive as a severance benefit of up to 52 weeks of salary.

                             CERTAIN TRANSACTIONS

   In 1999, Triad made loans to certain executive officers in connection with such officers' initial purchases of Triad common stock under the Triad executive stock purchase plan, the principal balances outstanding on these loans as of the date hereof are as follows: Mr. Shelton, $3,746,000; Mr. Parsons, $749,200; Mr. Marzocco, $377,100; Mr. Fay, $377,100; Mr. Huston,
$374,600; Mr. Love, $374,600; Mr. McAlister, $282,825; Mr. Frazier $377,100 and
Mr. Whitman, $1,498,400. In September 2001, Mr Holden repaid the $377,100 then outstanding on his loan. Each loan matures at the earlier of (i) the fifth anniversary of the loan, (ii) the termination of the executive's employment with Triad, or (iii) the bankruptcy of the executive. Each loan bears interest at 5.15%, compounded semi-annually (equal to the applicable Federal rate in effect, under section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date the loan was made).

   As previously disclosed in the Company's current report on Form 8-K filed with the SEC on July 31, 2001, Triad sold a hospital facility, Summit Hospital, a 201-bed general acute care hospital located in Baton Rouge, Louisiana, for $19 million to Ardent Health Services, an affiliate of Welsh, Carson, Anderson & Stowe VIII, L.P., which holds in excess of 5% of Triad's outstanding common stock, and of which Russell Carson, then a director of Triad, is a partner. The hospital facility was acquired by Triad as part of the Merger and had a value of approximately $19 million at the time it was acquired by Triad. The sale price was determined through negotiations between representatives of the Company, including the Chief Executive Officer and the Vice President of Acquisition and Development, and representatives of Ardent Health Services.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Decisions on compensation for the Company's executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company's employee benefit plans and reviewing generally the Company's employee compensation policy. Pursuant to certain rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by the Compensation Committee.

Compensation Philosophy and Policies of Executive Officers

   The Company believes that the most effective executive compensation program aligns the interests of stockholders and executives. The Company's primary objective is to provide quality health care services while enhancing the financial performance of the Company and long-term stockholder value. At the Company there is a strong link between strategic business goals and compensation and benefit goals.

Cash Compensation

   The base salaries of the named executive officers are listed in the Summary Compensation Table found under "Executive Compensation" in this Proxy Statement. These salaries and the salaries of other executive officers are evaluated annually. In determining appropriate salary levels and salary increases, several factors are considered, including individual performance, experience, level of responsibility and external pay practices. At its regular meeting in December 2000, the Compensation Committee evaluated the 2001 base salaries for corporate office employees, including the executive officers of the Company, and for the officers at each of the Company's facilities (generally, the facility chief executive officer, chief financial officer and chief nursing officer). In most instances, the Compensation Committee determined to increase base salaries by approximately 4%, to reflect anticipated cost of living and merit increases. In conjunction with the Merger, the Compensation Committee granted certain base salary increases of up to approximately 8% to three of the Company's executive vice presidents to reflect their additional responsibilities as a result of the consummation of the Merger and the consequent increase in size and complexity of the Company's business. See "--Chief Executive Officer Compensation" below for additional information.

   The Triad 2001 Annual Incentive Plan, as adopted by the Compensation Committee at its regular meeting in December 2000, provides for the payment of annual cash bonuses following the close of each plan year to eligible employees based upon the achievement of objective performance criteria. Annual incentive award opportunities at the Company are designed to focus management attention on key operational goals deemed important for the upcoming fiscal year, and to support the Company's strategic goal for consistent growth by highlighting corporate and business unit earnings as the main performance measure affecting incentive bonus payments. Bonus awards are contingent upon meeting or exceeding certain performance goals such as, for corporate office employees, attainment of the Company's budgeted earnings before interest, taxes, depreciation and amortization, and for hospital employees, additional attainment of budgeted facility net revenue, cash flow and pre-tax earnings for such plan year. The maximum award payable to any individual for any plan year is $750,000. Subsequent to the adoption of the Triad 2001 Annual Incentive Plan, the Compensation Committee determined to increase certain of the bonus awards, based on a report from an independent compensation consultant engaged by the Company that indicated that, in certain instances, the bonuses which would be paid under the 2001 Annual Incentive Plan (assuming performance targets were achieved) as a percentage of base salary were significantly below median bonus percentages at comparable companies.

   After the 2001 financial performance of the Company and its various hospitals and other facilities had been determined, the Compensation Committee determined that the 2001 Annual Incentive Plan financial performance targets had been achieved and authorized the payment of cash bonuses pursuant to such incentive plan.

Equity-Based Compensation

   Equity based compensation may be provided in the form of stock options, performance awards and restricted shares of common stock.

   Stock option grants provide an incentive that focuses the executive's attention on managing the business of our company from the perspective of an owner with an equity stake in the business and helps ensure that operating decisions are based on long-term results that benefit the business and ultimately our stockholders. Specifically, the option grants to executive officers provide the right to purchase shares of common stock at the fair market value on the date of the grant. Usually, each stock option becomes vested and exercisable only over a period of time, generally one to five years. The number of shares covered by each grant reflects the executive's level of responsibility and past and anticipated contributions.

   Triad has granted stock options to certain of its executive and other employees pursuant to its 1999 Long-Term Incentive Plan, as amended. In connection with the consummation of the Merger, the Compensation Committee authorized a grant of options to various corporate office employees, including the executive officers of the Company, and officers at the Company's hospitals and other facilities, including hospitals and other facilities acquired from Quorum in the Merger, to provide appropriate incentives for such employees and officers to integrate all of such hospitals and other facilities into a cohesive and efficient operating matrix after the Merger. Options to purchase an aggregate of 2,713,000 shares were granted to 245 employees and officers. The

1999 Long-Term Incentive Plan also provides for the granting of restricted stock awards and various other performance awards; however, Triad has not granted any of such other awards under the plan.

   Finally, certain officers may elect to receive up to a specified percentage of their base salary (25% for senior vice presidents and above, and 10% for corporate vice presidents and hospital chief executive officers) in restricted shares of common stock. These restricted shares are granted at a 25% discount from the fair market value of the common stock on the date of the grant. The restricted period is generally three years from the date of grant. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares. Any additional value is forfeited.

Chief Executive Officer Compensation

   Mr. Shelton does not have an employment contract. During 2001 Mr. Shelton's salary totaled $896,243. As Chief Executive Officer, Mr. Shelton's compensation during 2001 consisted of the same components as for other executive officers, namely base salary, Annual Incentive Plan bonus, and stock options. In establishing Mr. Shelton's compensation, the Compensation Committee applied the principles outlined above in the same manner as they were applied to other executives. The Committee believes that the base salary paid to Mr. Shelton in 2001 was appropriate in light of his significant critical contributions to the day-to-day business operations of the Company, including the continued improvement in the operations of the Company's "core" healthcare facilities, and Mr. Shelton's leadership in overseeing the consummation of the Merger and the ongoing integration of the former Quorum hospitals into the Company's operations.

Section 162(m) of the Internal Revenue Code of 1986

   Section 162(m) of the Internal Revenue Code disallows a deduction to the Company for any compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. In general, "covered employees" include the chief executive officer and the four other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." The Compensation Committee has endeavored, to the extent it deems consistent with the best interests of the Company and its stockholders, to obtain maximum deductibility of compensation paid to executive officers. To that end, the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan (the "LTIP Plan") was submitted to and approved by the Company's stockholders during 2001 and the Company is able to make awards under that plan which satisfy the requirements of Section 162(m) of the Internal Revenue Code. All awards granted during 2001 pursuant to the LTIP Plan were intended to be fully deductible "performance-based compensation." However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation Committee reserves the authority to award non-deductible compensation in appropriate circumstances.

   Because the Company establishes individual compensation based primarily upon company performance and competitive considerations, executive officer compensation may exceed $1 million in a given year. However, any compensation received by an executive officer for 2001 that exceeded the amounts permitted by Section 162(m) was not material to the Company.

                                          Thomas G. Loeffler, Esq., Chairman
                                          Gale E. Sayers
                                          Barbara A. Durand, R.N., Ed. D.
                                          Members of the Compensation Committee

                               PERFORMANCE GRAPH

   The following graph compares at the end of 2001 the cumulative total stockholder return on the Company's common stock, the cumulative total return of the companies on the Standard & Poor's Midcap 400 Index and the cumulative total return on the Standard and Poor's Hospital Management Index over the same period.




                                    [CHART]

           Triad Hospitals     S&P Hospital Management           S&P MidCap 400
                Inc                    Index                          Index
 5/11/1999         100                         100                        100
12/31/1999      118.05                      116.69                     113.58
12/29/2000      254.15                      189.55                     133.47
12/31/2001      229.07                      196.38                     123.45


   The foregoing performance graph assumes the investment of $100 on May 11, 1999 (the first day of regular trading of the common stock of the Company on the NASDAQ), and the reinvestment of any cash dividend on the ex-dividend date in respect of such dividend.

                            AUDIT COMMITTEE REPORT

   The members of the Audit Committee are independent as defined in the New York Stock Exchange's listing standards, which provide, among other things, that directors shall have no relationship with Triad that may interfere with the exercise of their independence from management and Triad. The Audit Committee Charter amended and re-adopted by the Board of Directors on September 14, 2001 is attached as Exhibit A to this proxy statement.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and review these processes and the activities of the Company's independent auditors. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors or to certify the independence of the auditors under applicable rules.

   The Audit Committee has reviewed and discussed Triad's audited financial statements as of December 31, 2001 with management and Ernst & Young LLP, Triad's independent auditors.

   The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, as issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, as adopted by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence. When considering Ernst & Young LLP's independence, the Audit Committee considered, among other matters, whether Ernst & Young LLP's provision of information technology and non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

   Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements as of December 31, 2001 be included in Triad's Annual Report on Form 10-K. The Audit Committee also recommended to the Board of Directors that Ernst & Young LLP be selected as independent auditors of the Company for the year 2002, subject to stockholder ratification.

                                          Dale V. Kesler, Chairman
                                          Marvin T. Runyon,
                                          Uwe E. Reinhardt, Ph.D
                                          Members of the Audit Committee

         PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP, independent certified public accountants, as independent auditors for the Company for the year 2002. A resolution will be submitted to stockholders at the meeting for ratification of such selection. Although ratification by stockholders is not a prerequisite to the ability of the Board of Directors to select Ernst & Young LLP as the Company's independent auditors, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors; however, the Board of Directors may select Ernst & Young LLP notwithstanding the failure of the stockholders to ratify its selection.

   Ernst & Young LLP have been the Company's independent auditors since it became a publicly traded company on May 11, 1999, except during the period from November 22, 1999 to November 17, 2000 when PricewaterhouseCoopers LLP served as the Company's independent auditors.

   On November 17, 2000, Triad dismissed PricewaterhouseCoopers LLP and re-engaged Ernst & Young LLP as its independent auditors. The decision to change independent auditors was approved by the Audit Committee of the Board of Directors. The report of PricewaterhouseCoopers LLP on the financial statements for the fiscal year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

   During the fiscal years in which PricewaterhouseCoopers LLP served as the Company's independent auditors, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in its reports. In addition, during this period, there were no "reportable events" as listed in Item 304(a)(1)(v)(A-D) of Regulation S-K.

   It is expected that a representative of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

   The following table summarizes the aggregate fees billed by Ernst & Young LLP for services rendered for the year ended December 31, 2001:

    Audit fees.................................................. $  786,670
    Financial information systems design and implementation fees         --
    All other fees:
       Audit related fees.................. $  591,202
       Tax preparation and advice..........  1,290,295
       Compliance review...................    787,880
       Other...............................    198,509
                                                 ----------
    Total of all other fees.....................................  2,867,886
                                                                 ----------
    Total....................................................... $3,654,556
                                                                 ==========

   The amount shown for audit fees includes fees for professional services rendered for the audit by Ernst & Young LLP of Triad's annual financial statements for 2001 and the reviews by Ernst & Young LLP of Triad's financial statements included in its Quarterly Reports on Form 10-Q during 2001. The amount shown for audit related fees includes fees for work performed in connection with registration statements filed by Triad, due diligence procedures performed in connection with acquisitions, including the Merger, and audits of employee benefit plans. The amount shown for tax preparation and advice includes all income tax services other than those directly related to the audit of the income tax accrual. The amount shown for compliance review includes fees for work performed in connection with Triad's regulatory compliance program and the Corporate Integrity Agreement between Triad and the Office of the Inspector General of the Department of Health and Human Services.

   The Audit Committee has considered whether the provision of information technology and non-audit services are compatible with maintaining the independence of Ernst & Young LLP.

   The Board of Directors recommends a vote "FOR" this proposal.

PROPOSAL 3--AMENDMENT TO THE OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION
            PLAN

   Set forth below is a description of the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan, as amended (the "Plan"). The Plan became effective on May 11, 1999, the date of the spin-off of the Company from HCA. The Plan is designed to encourage ownership of stock in the Company by directors who are not also employees of the Company or any of its subsidiaries ("Outside Directors"), to provide an incentive to such directors to continue to serve the Company, and to aid the Company in attracting qualified director candidates in the future. On February 7, 2002, the Company's Board of Directors amended the Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Plan to 500,000 from 400,000. In the event stockholder approval is not obtained, the Company will not increase the number of shares authorized for issuance under the Plan, but awards may continue to be made under the previously existing terms of the Plan. The Plan has a term of ten years. A brief description of the material features of the Plan is set forth below, but is qualified by reference to the full text of the Plan attached as Exhibit B to this proxy statement.

                            DESCRIPTION OF THE PLAN

Administration

   The Plan is administered by the Board of Directors. The Board of Directors has broad authority in the administration of the Plan and is authorized, among other things, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise all powers and authorities either specifically granted under the Plan or necessary or advisable in the administration of the Plan.

Reservation of Shares

   On February 7, 2002, the Board of Directors amended the Plan, subject to stockholder approval, to increase the number of shares of Triad common stock authorized for issuance under the Plan to 500,000 from 400,000. The shares of Triad common stock to be issued under the Plan will be made available from authorized but unissued shares of Triad common stock or issued shares that have been reacquired by Triad. If an option or a deferred stock unit award under the Plan is canceled, terminates, expires unexercised or is exchanged for a different award without the issuance of shares of Triad common stock, the shares covered by the option or award will, to the extent of such termination or non-use, again be available for awards thereafter granted during the term of the Plan. In the event of a reorganization, recapitalization, or other specified corporate events affecting Triad or Triad common stock, the Board of Directors may make such adjustments or substitutions, as it may determine is appropriate, in the number and kind of shares that may be distributed in respect of options or deferred stock units under the Plan, as well as the number and kind of shares under or representing outstanding options or deferred stock units under the Plan.

Types of Awards

   Four types of awards may be granted to Outside Directors under the Plan:
Initial Options, Annual Options, Discretionary Options and Deferred Stock Units.

   Options. An "Initial Option" is a one-time grant of an option to acquire a number of shares of Triad common stock as is determined from time to time by the Board of Directors, and it is given to every new Outside Director who joins the Triad Board. An "Annual Option" is granted to each person who is an Outside Director on the first business day of each board term and covers a number of shares of Triad common stock as is determined from time to time by the Board of Directors. "Discretionary Options" may be granted to Outside Directors from time to time at the discretion of the Board of Directors.

   The amount of each option is at the discretion of the Board of Directors. Initial Options and Annual Options become exercisable as to 25% of the shares covered by the option on each of the first four anniversaries of the date of the grant. All such options have a term of 10 years, are exercisable at the fair market value of the Triad common stock on the date of the grant, and become fully and immediately vested and exercisable upon a change of control of Triad (as defined in the Plan). Discretionary Options have such terms as to vesting, exercisability and exercise price as the Board of Directors may determine at the time of grant, provided that the term of the option may not exceed 10 years from the grant date and the exercise price of the option may not be less than the fair market value of Triad common stock on the grant date. All options granted under the Plan are nontransferable except for certain limited transfers to family members (as provided in the Plan) for estate planning, tax planning, donative purposes or pursuant to a domestic relations order.

   Subject to certain terms and conditions, an option may be exercised in whole or in part at any time during the period permitted for the exercise thereof by written notice to Triad, together with payment of the exercise price for the number of shares with respect to which the option is being exercised. Vested options granted under the Plan will generally remain exercisable for 6 months after the death or disability of the Outside Director and for 90 days after any other termination of service as an Outside Director. Upon a change in control of Triad (as defined in the Plan), each outstanding option will become fully and immediately vested and exercisable.

   Deferred Stock Units. Outside Directors may each elect to receive Deferred Stock Units, in lieu of all or a portion, in 25% increments, of their annual retainer. The number of Deferred Stock Units received is determined based on the fair market value of Triad common stock on the grant date. The grant date is the first business day of each Board term. Amounts equivalent to any dividends that would have been paid to Outside Directors in respect of a number of shares of Triad common stock equal to the number of Deferred Stock Units are credited under the Plan and converted into additional Deferred Stock Units. Deferred Stock Units are immediately and fully vested and are paid out, at the election of the Outside Director, on either the fifth anniversary of the grant date or on the date the Outside Director ceases to be a member of the Board. Payment is made in Triad common stock of a number of shares equal to the number of Deferred Stock Units.

                        FEDERAL INCOME TAX CONSEQUENCES

Stock Options

   An Outside Director will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Triad common stock. Upon exercise of the option, the Outside Director will generally recognize ordinary income for Federal income tax purposes equal to the excess of the fair market value for the shares over the exercise price. Triad will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the Outside Director. The deduction will be allowed at the same time as the Outside Director recognizes the income.

Deferred Stock Units

   An Outside Director who receives Deferred Stock Units will not generally recognize taxable income upon the crediting or vesting of the units. Taxable ordinary income will be recognized upon the payment of the Deferred Stock Units, based on the fair market value at the time of payment of the shares of Triad common stock received by the Outside Director. Triad will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the Outside Director.

New Plan Benefits

   The number of options or Deferred Stock Units to be granted in the future to Outside Directors is not determinable at this time. During 2001, stock options to purchase an aggregate of 182,000 shares of Triad common stock at an exercise price of $24.98 per share were granted under the Plan to Outside Directors, and Outside Directors elected to receive an aggregate of 6,246 Deferred Stock Units in lieu of their annual retainers.

   The Merger constituted a "change of control" under the terms of the Plan. As a result, the outstanding and unvested stock options held by Outside Directors became fully vested and exercisable as of April 27, 2001, the effective time of the Merger. The aggregate number of unvested options held by Outside Directors that became fully vested and exercisable as result of the Merger was approximately 166,000 shares, having a value of approximately $1,964,770. The value is based on the closing price of a share of Triad common stock on the Nasdaq National Market System on April 20, 2001 ($26.97), reduced by the per share exercise price of the options.

   The Board of Directors recommends a vote "FOR" the approval of the amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan.

        PROPOSAL 4--ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING

   As of the date of this statement, the Board of Directors knows of no business that will be presented for consideration at the meeting other than that referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

   The Board of Directors will receive at any time and will consider from time to time suggestions from stockholders as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors.

   The Company's bylaws require that there be furnished to the Secretary of the Company at the Company's principal executive offices written notice with respect to the nomination of a person for election as a director

(other than a person nominated by or at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted by or at the direction of the Board of Directors), at an annual meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company's principal executive offices not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.

   In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the Company's by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

   Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder's notice required by the Company's by-laws is delivered not later than the close of business on the later of the 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

   A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.

   In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company before December 16, 2002 in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2003 Annual Meeting, currently scheduled for Tuesday, May 20, 2003.

                                          By order of the Board of Directors

                                          DONALD P. FAY
                                          Executive Vice President, General
                                          Counsel and Secretary

April 15, 2002

   A copy of our Annual Report on Form 10-K for the year ended December 31, 2001, excluding certain of the exhibits thereto, is included with this proxy statement.

                                                                      EXHIBIT A

                             TRIAD HOSPITALS, INC.

                                    Charter

                                Audit Committee
                           of the Board of Directors

Purpose

   The Audit Committee is a committee of the Triad Hospitals, Inc. Board of Directors. Its function is to assist the board in fulfilling its oversight responsibilities by:

    . Monitoring the integrity of financial information that will be provided to the shareholders and others.

    . Reviewing areas of potential significant financial risk to the Company including evaluation of the system of internal controls which management and the board of directors has established.

    . Monitoring the independence and performance of the Company's external auditors and internal auditing function.

    .  Reporting on all such matters to the Board of Directors.

Membership & Meetings

    . Committee members shall meet the requirements of the New York Stock Exchange.

    . The Committee shall consist of not less than three independent directors and will meet at least four times each year.

    . All members of the Committee shall be financially literate and able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management experience.

    . The Committee should meet privately in executive session at least annually with the Vice President of Audit Services and the independent auditors to discuss any matters that the committee believes should be discussed.

Duties & Responsibilities

  General

    . Consider, in consultation with the external and internal auditors, the audit scope and plan for the Company.

    . Review with management and the external auditors the Company's annual and quarterly financial results prior to release of earnings. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards (SAS) No. 61.

    . Review with management, the external auditors and the internal auditors, significant issues concerning litigation, contingencies, claims, or assessments and all material accounting issues that require disclosure in the financial statements. This review should include a discussion of recent FASB or other regulatory agency pronouncements that have a material impact on the organization.

    . Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

    . Review the Company's policies relating to compliance with laws and regulations; the Company's Code of Conduct; ethics; officers' expense accounts, perquisites, and use of corporate assets; conflict of interest and the investigation of misconduct or fraud.

    . Review legal and regulatory matters that may have a material impact on the financial statements, the Company's related compliance policies and programs and reports received from regulators.

    . Annually, prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be signed by the chair of the Committee and included in the Company's annual proxy statement.

    . State in the annual proxy statement that the company's audit committee has adopted a written charter, and include a copy at least every three years.

    . Provide a report of Committee activities to the board at regular intervals.

    . Review the Committee charter annually and recommend modifications to the board as needed.

  Management

    . Review with management the "Management's Discussion and Analysis" section of the annual report to shareholders.

    . Monitor instances where management seeks second opinions on significant accounting matters.

    . Review management's evaluation of the adequacy of the organization's internal control structure and the extent to which significant recommendations made by the external auditors and the internal auditors have been implemented.

  Internal Auditors

    . Review the services provided by the internal auditing function, including:

       . The planned scope for the internal audit program, its objectives, and the staff required to attain these objectives.

       .  Reports that detail the activities of the internal auditing function.

       . The working relationship between the internal auditing department and the external auditors.

       . The appointment and termination of the Vice President of Audit Services (review and approve).

    . Provide for periodic quality assurance reviews to ensure that the internal auditing function is operating in accordance with The IIA's Standards for Standards for the Professional Practice of Internal Auditing.

  External Auditors

    .  Recommend the external auditing firm for appointment by the board.

    .  Review and approve the annual audit fees of the external auditing firm.

    . Review the independence of the external auditing firm and management's evaluation of this independence.

    . Review and approve the scope of other professional services performed (or to be performed) by any independent public accountants as well as the related fees, and consider the possible effect that these services could have on the independence of such accountant.

    . Discuss with the external auditor the results of its audit from the proceeding year, including:

       . A review of the audited financial statements and the memorandum containing recommendations for improving accounting procedures and internal controls.

       .  The adequacy of the organization's internal control structure.

       .  Management's cooperation with the external auditor.

       . The quality of the organization's accounting principles and policies and underlying estimates when compared to its industry in general.

       . A determination that the organization's financial statements constitute a full and meaningful report to its shareholders and creditors.

    . Ensure that the committee obtains from the external auditors a formal written statement delineating all relationships between the auditor and Triad, and its responsibility for discussing with the auditor and disclosed relationships or services that may impact auditor objectivity and independence (as set forth in Independence Standards Board No. 1).

    . External auditors ultimate accountability is to the board and audit committee, which has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the external auditors.

                                                                      EXHIBIT B

                             TRIAD HOSPITALS, INC.

            OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN
                      as amended through February 7, 2002

1.  Introduction.

   This Plan shall be known as the "Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan" and is hereinafter referred to as the "Plan." The purposes of the Plan are to encourage ownership of stock in the Company by Outside Directors, through the granting of non-qualified stock options and deferred stock unit awards, to provide an incentive to such directors to continue to serve the Company and to aid the Company in attracting qualified director candidates in the future. Options granted under the Plan will not be incentive stock options within the meaning of section 422 of the Code.

   The provisions of the Plan are intended to satisfy any applicable requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with any such requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.

   The terms of the Plan shall be as set forth below, effective as of the date the Company's Common Stock is distributed to Columbia/HCA Healthcare Corporation stockholders.

2.  Definitions.

   As used in the Plan, the following words and phrases shall have the meanings indicated:

      (a) "Agreement" shall mean a written agreement entered into between the Company and a Participant in connection with an Option granted under the Plan.

      (b) "Annual Option" shall mean an Option granted pursuant to Section 5.1 hereof.

      (c) "Annual Retainer" shall mean the annual fee earned by the Participant for his service on the Board.

      (d) "Black-Scholes Evaluation Method" shall mean the generally accepted option pricing model based on the Black-Scholes valuation model as adapted for use in valuing stock options and using such assumptions as are determined and adopted from time to time by the Board.

      (e) "Board" shall mean the Board of Directors of the Company.

      (f) "Board Term" shall mean each Board year beginning on the date of an annual meeting of the Company's shareholders and ending on the date immediately preceding the next annual meeting of the Company's shareholders.

      (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (h) "Common Stock" shall mean the common stock of the Company.

      (i) "Company" shall mean Triad Hospitals, Inc., a Delaware corporation, or any successor corporation.

      (j) "Deferred Stock Unit" shall mean a bookkeeping unit entitling a Participant to a Share on the Realization Date applicable under the Plan (and shall include fractional units).

      (k) "Deferred Stock Unit Account" shall mean a bookkeeping account maintained by the Company reflecting the number of Deferred Stock Units credited to a Participant pursuant to Section 6.2 hereof as a result of the Participant's Stock Election.

      (l) "Deferred Stock Unit Award" shall mean an award under Section 6.2 hereof of Deferred Stock Units as a result of a Participant's Stock Election for a Board Term.

      (m) "Disability" shall mean a Participant's total and permanent inability to perform his or her duties with the Company or any Subsidiary by reason of any medically determinable physical or mental impairment, within the meaning of Code section 22(e)(3).

      (n) "Discretionary Option" shall mean an Option granted pursuant to
   Section 5.3.

      (o) "Election Notice" shall mean a written election, in such form as the Board shall prescribe, submitted by a Participant to the Company in connection with a Stock Election under the Plan.

      (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

      (q) "Fair Market Value" per Share or per Deferred Stock Unit as of a given date shall mean the closing sales price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Two Star Edition of The Wall Street Journal). If the Shares are not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

      (r) "Initial Option" shall mean an Option granted pursuant to Section 5.2 hereof.

      (s) "Option" shall mean an Annual Option, Initial Option or Discretionary Option, as the case may be.

      (t) "Option Price" shall mean the price at which each Share subject to an Option may be purchased, determined in accordance with Section 5.4 hereof.

      (u) "Outside Director" shall mean any member of the Board who is not also an employee of the Company (or any Subsidiary thereof).

      (v) "Participant" shall mean any Outside Director who has received an Option or other award (or credit) hereunder that has not yet terminated.

      (w) "Realization Date" shall mean, as elected by the Participant, with respect to any Deferred Stock Unit allocated to a Participant's Deferred Stock Unit Account, the first business day following (i) the fifth anniversary of the date such Deferred Stock Unit is credited to the Participant's Deferred Stock Unit Account, or (ii) the date the Participant ceases to be a member of the Board.

      (x) "Shares" shall mean shares of Common Stock of the Company.

      (y) "Stock Election" shall mean an election of the Participant to receive, in lieu of all or part (in multiples of 25%) of his Annual Retainer, a Deferred Stock Unit Award pursuant to Section 6.2 hereof.

      (z) "Subsidiary" shall have the meaning set forth in Section 7.2.

3. Administration of the Plan.

   3.1 General Authority. The Plan shall be administered by the Board. The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of the Election Notices and Agreements and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determinations on the foregoing matters shall be final and conclusive. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

4.  Stock Subject to Plan.

   4.1 Number of Shares. The maximum of Shares which may be issued pursuant to Options and other awards under the Plan shall be 500,000 Shares, which number shall be subject to adjustment as provided in Section 8 hereof. Such Shares may be either authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company.

   4.2 Reuse of Shares. If an Option or a Deferred Stock Unit Award under the Plan is canceled, terminates, expires unexercised or is exchanged for a different award without the issuance of Shares, the covered Shares shall, to the extent of such termination or non-use, again be available for awards thereafter granted during the term of the Plan.

5.  Options.

   5.1 Grant of Annual Options. Each person who is an Outside Director on the first business day of any Board Term shall be granted an Annual Option on such date as shall be selected by the Board which shall cover a number of Shares determined by the Board. Such Annual Option shall become exercisable in four cumulative installments, each of which shall relate to 25% of the Shares covered by the Annual Option, beginning on the first anniversary of the date of grant and the three next succeeding anniversary dates thereof, respectively.

   5.2  Grant of Initial Options.  In addition to Annual Options granted under
Section 5.1, upon commencement of service as an Outside Director, each Outside Director shall be granted an Initial Option, as of such date as shall be selected by the Board, which shall cover a number of shares determined by the Board. Such Initial Option shall become exercisable in four cumulative installments, each of which shall relate to 25% of the Shares covered by the Initial Option, beginning on the first anniversary of the date of grant and the three next succeeding anniversary dates thereof, respectively.

   5.3 Discretionary Options. The Board may, from time to time, in its sole discretion, designate Outside Directors who are to be granted Discretionary Options and determine the number of shares subject to such Discretionary Options. The Board, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, a Discretionary Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Discretionary Option at any time.

   5.4 Option Price. The Option Price of each Share subject to an Annual Option or Initial Option shall be 100 percent of the Fair Market Value of a Share on the date of grant. The Option Price of each Share under a Discretionary Option shall be determined by the Board; provided, however, that the Option Price of each Share under such Discretionary Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant.

   5.5 Term. The term of any Option issued pursuant to the Plan shall be ten years from the date of grant and may extend beyond the date of termination of the Plan; provided, however, that the Board may, in the case of a Discretionary Option, provide for a shorter exercise period in the Agreement.

   5.6 Option Exercise. An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of Shares, delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) in whole Shares valued at the closing sales price of the Common Stock on the New York Stock Exchange on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date, in which case the exercise date shall instead be considered to be such next trading date) or (iii) by a combination of such cash (or cash equivalents) and such Stock; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the exercise price. Subject to the provisions of Section 9 hereof, the Company shall issue a stock certificate for the Shares purchased by exercise of an Option, in the name of the optionee (or other person exercising the Option in accordance with the provisions of the Plan), as soon as practicable after due exercise and payment of the aggregate Option Price for such Shares.

   5.7 Limited Transferability of Options. All Options shall be nontransferable except (i) upon the optionee's death, by the optionee's will or the laws of descent and distribution or (ii) on a case-by-case basis, as may be approved by the Board in its discretion, in accordance with the terms provided below. Each Agreement shall provide that the optionee may, during his or her lifetime and subject to the prior approval of the Board at the time of proposed transfer, transfer all or part of the Option to a Family Member (as defined below), provided that such transfer is made for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Optionee. The transfer of an Option shall be subject to such other terms and conditions as the Board may in its discretion impose from time to time, including (without limitation) a condition that the portion of the Option to be transferred be vested and exercisable by the optionee at the time of the transfer and a requirement that the terms of such transfer be documented in a written agreement (in such form as the Board may prescribe). Subsequent transfers of an Option transferred under this Section 5.7 shall be prohibited, other than by will or the laws of descent and distribution upon the death of the transferee.

   For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

   No transfer of an Option by the optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of an optionee, except as provided above, the Option shall be exercisable only by the optionee, except that, in the case of an optionee who is legally incapacitated, the Option shall be exercisable by the optionee's guardian or legal representative. In the event of any transfer of an Option to a Family Member in accordance with the provisions of this Section 5.7, such Family Member shall thereafter have all rights that would otherwise be held by such optionee (or by such optionee's guardian, legal representative or beneficiary), except as otherwise provided herein. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

   5.8 Death of Optionee. If an optionee dies while he is an Outside Director, the executor or administrator of the estate of the decedent (or the person or persons to whom an Option shall have been validly transferred in accordance with Section 5.7) shall have the right, during the period ending six months after the date of the optionee's death (subject to the provisions of Section 5.5 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable at the date of such optionee's death and shall not have been previously exercised.

   5.9 Disability. If an optionee's service as an Outside Director shall be terminated as a result of Disability, the optionee (or in the case of an optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending six months after the date of his disability (subject to the provisions of Section 5.5 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable at the date of such optionee's Disability and shall not have been previously exercised.

   5.10 Other Termination of Service. If an optionee's service as an Outside Director shall be terminated for any reason other than death or Disability, the optionee shall have the right, during the period ending ninety days after such termination (subject to the provisions of Section 5.5 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable on the date of such termination of service and shall not have been previously exercised.

6. Deferred Stock Unit Awards.

   6.1 Stock Elections. For each Board Term during which the Plan is in effect, a Participant may elect to receive, in lieu of all or any portion (in multiples of 25%) of his Annual Retainer payable for such Board Term, a Deferred Stock Unit Award pursuant to Section 6.2 hereof. Such an election shall be made for a Board Term by filing an Election Notice with the Company, in accordance with procedures adopted by the Board, prior to the commencement of the Board Term for which such Annual Retainer is to be paid; provided, however, that in the case of the Board Term beginning in 1999, such Election Notice must be filed on or before May 31, 1999.

   6.2 Deferred Stock Unit Awards. A Participant shall receive a Deferred Stock Unit Award for each Board Term in respect of which he makes a Stock Election. Such Deferred Stock Unit Award shall be granted as of the first business day of the Board Term (except that in the case of the Board Term beginning in 1999, such grant date shall be the twenty-first (21) trading date of the Company's Common Stock) and shall be for a number of Deferred Stock Units determined by dividing (A) the additional Annual Retainer amount that would have been payable to the Participant in cash in the absence of his Stock Election, by (B) the Fair Market Value of a Share on the date of grant.

   6.3 Award Terms. Each Deferred Stock Unit Award granted under the Plan shall have the following terms:

      (a) Vesting. All Deferred Stock Units credited to a Participant's Deferred Stock Unit Account shall immediately be 100% vested.

      (b) Dividend Equivalents. A Participant shall be credited with dividend equivalents on all Deferred Stock Units credited to his Deferred Stock Unit Account at the time of any payment of dividends on Shares to stockholders. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to him. Any such dividend equivalent shall be credited to the Participant's Deferred Stock Unit Account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting.

      (c) Payment of Awards. A Participant shall be entitled to payment, in respect of Deferred Stock Units credited to him, on the Realization Date for such Deferred Stock Units indicated by Participant in the applicable Election Notice. Subject to the provisions of Section 9, such payment in respect of any Deferred Stock Units shall be made through the issuance to the Participant of a stock certificate for a number of Shares equal to the number of such Deferred Stock Units.

7. Change in Control.

   7. Effect of Change in Control. Upon a "change in control" of the Company (as defined below), each outstanding Option, to the extent that it shall not otherwise have become exercisable, shall become fully and immediately exercisable (without regard to the otherwise applicable provisions of Sections 5.1, 5.2 and 5.3 hereof concerning exercisability).

   7.2 Definition. For purposes of Section 7.1 hereof, "change in control" of the Company shall be deemed to have occurred upon the occurrence of any of the following after the date on which the Corporation becomes a publicly-held
Corporation:

      (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a change in control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a change in control. A "Non-Control Acquisition" shall mean an acquisition by
   (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (ii) the Company or any Subsidiary.

      (b) The individuals who, as of the date the Company issues any class of equity securities required to be registered under Section 12 of the 1934 Act, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if
   (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of this Section 7.2; or

      (c) Consummation, after approval by stockholders of the Company, of:

          (1) A merger, consolidation or reorganization involving the Company, unless,

             (A) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

             (B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

             (C) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

          (2) A complete liquidation or dissolution of the Company; or

          (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

   Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a change in control shall occur.

8.  Antidilution Adjustments.

   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding Shares are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in section 424(a) of the Code, the Board may make such adjustment or substitution (including by substitution of shares of another corporation) as it may determine to be appropriate, in its sole discretion, in (i) the aggregate number and kind of shares that may be distributed in respect of Option exercises and/or awards under the Plan, (ii) the number and kind of shares subject to outstanding Options and/or the Option Price of such shares and (iii) the number and kind of shares represented by Deferred Stock Units outstanding under the Plan.

9.  Conditions of Issuance of Stock Certificates.

   9.1 Applicable Conditions. The Company shall not be required to issue or deliver any certificate for Shares under the Plan prior to fulfillment of all of the following conditions:

      (a) the completion of any registration or other qualification of such Shares, under any federal or state law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall, in its sole discretion, deem necessary or advisable;

      (b) the obtaining of any approval or other clearance from any federal or state governmental agency that the Board shall, in its sole discretion, determine to be necessary or advisable;

      (c) the lapse of such reasonable period of time following the event triggering the obligation to distribute shares as the Board from time to time may establish for reasons of administrative convenience; and

      (d) if required by the Board, in its sole discretion, the receipt by the Company from a Participant of (i) a representation in writing that the Shares received pursuant to the Plan are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

   9.2 Legends. The Company reserves the right to legend any certificate for Shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

10.  No Rights to Continued Service.

   Nothing in the Plan, in any grant made, or in any Election Notice or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue service as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan, Election Notice or Agreement.

11.  No Rights to Assets of the Company.

   Nothing in the Plan, in any grant made, or in any Election Notice or Agreement entered into pursuant hereto shall confer upon any Participant any right to any particular assets of the Company. A Participant's rights under the Plan are limited to those rights of an unsecured creditor except to the extent Shares are actually issued to such Participant.

12.  Amendment and Termination of the Plan.

   The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan shall adversely affect any grants previously made, unless the written consent of the Participant is obtained.

13.  Term of the Plan.

   The Plan shall have a term of ten years. No grants or awards may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Options or Deferred Stock Units, alter or impair any rights or obligations in respect of such Options or Deferred Stock Units.

14.  Governing Law.

   The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.

                                                  ------------------------------
                                                        Vote By Telephone
                                                  ------------------------------
                                                  Have your proxy card available
                                                  when you call the Toll-Free
                                                  number 1-800-542-1160 using a
                                                  touch-tone telephone. You will
                                                  be prompted to enter your
                                                  Control Number. Please follow
                                                  the simple prompts that will
                                                  be presented to you to record
                                                  your vote.

                                                  ------------------------------
                                                        Vote by Internet
                                                  ------------------------------
                                                  Have your card available when
                                                  you access the website
                                                  http://www.votefast.com. You
                                                  will be prompted to enter your
                                                  Control Number. Please follow
                                                  the simple prompts that will
                                                  be presented to you to record
                                                  your vote.

                                                  ------------------------------
                                                          Vote by Mail
                                                  ------------------------------
                                                  Please mark, sign and date
                                                  your proxy card and return
                                                  in the postage-paid envelope
                                                  provided or return it to:
                                                  Stock Transfer Dept (TRIH)
                                                  National City Bank, P.O. Box
                                                  92301, Cleveland, OH 44193-
                                                  0900.
--------------------------------------------------------------------------------
    Vote by Telephone           Vote by Internet             Vote by Mail
 Call Toll-Free using a      Access the Website and         Return your proxy
 touch-tone telephone:          cast your vote:            in the Postage-Paid
    1-800-542-1160           http://www.votefast.com        envelope provided
--------------------------------------------------------------------------------
                       Vote 24 hours a day, 7 days a week!
 Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on May 20, 2002, in order to be counted in the final tabulation.
  If you vote by telephone or Internet, please do not send your proxy by mail.

           ====================================================
                Your Control Number is:
           ====================================================

      Please sign and date this card where indicated below before mailing.
         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------
Proxy                           Triad Hospitals, Inc.                      Proxy
             Proxy for Annual Meeting of Stockholders on May 21,2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Donald P. Fay and Burke W. Whitman proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Triad Hospitals, Inc. which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Triad Hospitals, Inc. to be held at the offices of Triad Hospitals, Inc. at 13455 Noel Road, Suite 2000, Dallas, Texas 75240 on May 21, 2002, at 10:00 a.m., local time, and any adjournments or postponements thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before the 2002 Annual Meeting of Stockholders of Triad Hospitals, Inc., or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

                               _________________________________________________
                               Signature (s)

                               _________________________________________________
                               Signature (s)

                               Date:_____________________________________ , 2002
                               Please sign exactly as your name or names appear hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------
Proxy                           Triad Hospitals, Inc.                      Proxy
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1 Through 3. Please Mark Vote
                                         ---
In The Following Manner [X] Using Dark Ink Only. This Proxy Will Be Voted In Accordance With Specifications Made. If No Choices Are Indicated, This Proxy Will Be Voted FOR Items 1 Through 3.
              ---

1.       ELECTION of Directors

          Nominees: (01) Thomas G. Loeffler      (02) Michael J. Parsons       (03) Uwe E. Reinhardt, Ph.D.

         [_]  FOR all nominees listed above                 [_]  WITHHOLD AUTHORITY
              (except as listed to the contrary below)           to vote for all nominees listed above

         To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

         --------------------------------------------------------------------------------------------------
2.       RATIFICATION of Ernst & Young LLP as independent auditors.
         [_]   FOR           [_]    AGAINST      [_]    ABSTAIN

3.       APPROVAL of an amendment to the Triad Hospitals, Inc. Outside
         Directors Stock and Incentive Compensation Plan to increase the number of authorized shares thereunder from 400,000 to 500,000.

         [_]   FOR           [_]    AGAINST      [_]    ABSTAIN

         [_]   Mark here if you plan to attend the 2002 Annual Meeting.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                                  ------------------------------
                                                        Vote by Telephone
                                                  ------------------------------
           ===========================            Have this form available when
           U.S. Trust Company, N.A.               you call the Toll-Free number
           P. O. Box 1150                         1-800-542-1160 using a
           Pittsburgh, PA 15230-1150              touch-tone telephone. You will
           ===========================            be prompted to enter your
                                                  Control Number. Please follow
                                                  the simple prompts that will
                                                  be presented to you to record
                                                  your vote.

                                                  ------------------------------
                                                        Vote by Internet
                                                  ------------------------------
                                                  Have this form available when
                                                  you access the website
                                                  http://www.votefast.com. You
                                                  will be prompted to enter your
                                                  Control Number. Please follow
                                                  the simple prompts that will
                                                  be presented to you to record
                                                  your vote.

                                                  ------------------------------
                                                           Vote by Mail
                                                  ------------------------------
                                                  Please mark, sign and date
                                                  the card and return it in the
                                                  postage-paid envelope provided
                                                  or return it to: Corporate
                                                  Election Services, P.O. Box
                                                  1150, Pittsburgh, PA 15230.
--------------------------------------------------------------------------------
    Vote by Telephone           Vote by Internet             Vote by Mail
 Call Toll-Free using a      Access the Website and         Return your card
 touch-tone telephone:          cast your vote:       below in the Postage-Paid
    1-800-542-1160         http://www.votefast.com         envelope provided
--------------------------------------------------------------------------------
                       Vote 24 hours a day, 7 days a week!
 Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on May 14, 2002, in order to be counted in the final tabulation.
 If you vote by telephone or internet, please do not send the card below by mail.

               =======================================================
                   Your Control Number is:
               =======================================================

      Please sign and date this card where indicated below before mailing.
         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------

        VOTING INSTRUCTIONS TO THE TRUSTEE OF THE TRIAD HOSPITALS, INC.
                     EMPLOYEE STOCK OWNERSHIP TRUST FOR THE
     ANNUAL MEETING OF STOCKHOLDERS OF TRIAD HOSPITALS, INC. - MAY 21, 2002

The undersigned Participant in the Triad Hospitals, Inc. Retirement Savings Plan (the "Plan") hereby instructs U.S. Trust Company, N.A., as Trustee under the Triad Hospitals, Inc. Employee Stock Ownership Trust ("Trustee"), to vote in accordance with the instructions on the reverse side all shares of common stock of Triad Hospitals, Inc. ("Triad") credited, as of April 8, 2002, to the account of the undersigned under the Plan, and to represent the undersigned at the 2002 Annual Meeting of Stockholders of Triad Hospitals, Inc. to be held on May 21, 2002, and at any adjournments or postponements thereof, and to act in its discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice to Plan Participants dated April 15, 2002 and/or Triad's Proxy Statement, the receipt of which the undersigned acknowledges.

                          ______________________________________________________
                          Signature

                          Date: __________________________________________, 2002

                          Please sign exactly as your name appears to the left.

         . Please fold and detach card at perforation before mailing. .

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1 through 3.
                                         ---

1.       ELECTION of Directors
         Nominees: (01) Thomas G. Loeffler            (02) Michael J. Parsons               (03) Uwe E. Reinhardt, Ph.D.

         [_]   FOR all nominees listed above                                [_]    WITHHOLD AUTHORITY
               (except as listed to the contrary below)                            to vote for all nominees listed above
               To withhold authority to vote for an individual nominee, write that nominee's name on the line below:


         -----------------------------------------------------------------------
2.       RATIFICATION of Ernst & Young LLP as independent auditors.
         [_]   FOR    [_]   AGAINST    [_]   ABSTAIN

3.       APPROVAL of an amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan to increase the number of authorized shares thereunder from 400,000 to 500,000.
         [_]   FOR    [_]   AGAINST    [_] ABSTAIN

         [_]   Mark here if you plan to attend the 2002 Annual Meeting.


THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED, AND RECEIVED BY THE TRUSTEE BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 15, 2002. IF YOUR VOTING INSTRUCTIONS ARE NOT RECEIVED BY THIS ESTABLISHED DEADLINE, THE TRUSTEE CANNOT ENSURE THAT YOUR VOTING INSTRUCTIONS WILL BE TABULATED. IF YOU SIGN, DATE AND RETURN THIS FORM BUT DO NOT SPECIFICALLY INSTRUCT THE TRUSTEE HOW TO VOTE, THE TRUSTEE WILL VOTE YOUR SHARES IN THE SAME MANNER AND PROPORTION AS THOSE SHARES FOR WHICH VOTING INSTRUCTIONS WERE RECEIVED. YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PLAN PARTICIPANTS.

                                                   -----------------------------
                                                         Vote by Telephone
                                                   -----------------------------
                                                  Have your card available when
                                                  you call the Toll-Free number
                                                  1-800-542-1160 using a
                                                  touch-tone telephone. You will
                                                  be prompted to enter your
                                                  Control Number. Please follow
                                                  the simple prompts that will
                                                  be presented to you to record
                                                  your vote.

                                                   -----------------------------
                                                         Vote by Internet
                                                   -----------------------------
                                                  Have your card available when
                                                  you access the website
                                                  http://www.votefast.com. You
                                                  will be prompted to enter your
                                                  Control Number. Please follow
                                                  the simple prompts that will
                                                  be presented to you to record
                                                  your vote.

                                                   -----------------------------
                                                           Vote by Mail
                                                   -----------------------------
                                                  Please mark, sign and date
                                                  your card and return it in the
                                                  postage-paid envelope provided
                                                  or return it to: Stock
                                                  Transfer Dept (TRI) National
                                                  City Bank, P.O. Box 92301
                                                  Cleveland OH 44193-0900.

--------------------------------------------------------------------------------
  Vote by Telephone             Vote by Internet                Vote by Mail
Call Toll-Free using a       Access the Website and           Return your card
touch-tone telephone:            cast your vote:             in the Postage-Paid
   1-800-542-1160           http://www.votefast.com           envelope provided
--------------------------------------------------------------------------------
                       Vote 24 hours a day, 7 days a week!
     Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on May 14, 2002 in order to be counted in the final tabulation.
If you vote by telephone or internet, please do not send the card below by mail.

               ===================================================
                Your Control Number is:
               ===================================================

      Please sign and date this card where indicated below before mailing.
         . Please fold and detach card at perforation before mailing. .
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                              Triad Hospitals, Inc.
                    Voting Instructions to the Record Keeper
                                       of
     The Triad Hospitals, Inc. Employee Stock Purchase Plan and the HCA Inc.
          Employee Stock Purchase Plan For The 2002 Annual Meeting Of
               Triad Hospitals, Inc. Stockholders on May 21, 2002

The undersigned, a Participant in either the Triad Hospitals, Inc. Employee Stock Purchase Plan or the HCA Inc. Employee Stock Purchase Plan (individually, a "Plan" and together, the "Plans") hereby instructs Computershare Trust Company, as record keeper for each of the Plans (the "Record Keeper"), to vote in accordance with the instructions on the reverse hereof all shares of common stock of Triad Hospitals, Inc. credited, as of April 8, 2002, to the account of the undersigned Participant under either Plan, and to represent the undersigned Participant at the 2002 Annual Meeting of Stockholders of Triad Hospitals, Inc. to be held on May 21, 2002 at 10:00 a.m., local time, and any adjournments or postponements thereof.

                           _____________________________________________________
                           Signature

                           Date:                                          , 2002
                                ------------------------------------------------

                           Please sign exactly as your name appears to the left.

         . Please fold and detach card at perforation before mailing.  .

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The Board of Directors recommends a vote FOR Items 1 through 3.
                                         ---

1. ELECTION of Directors
   NOMINEES:  (01) Thomas G. Loeffler      (02) Michael J. Parsons            (03) Uwe E. Reinhardt, Ph.D.

   [_] FOR ALL                                              [_] WITHHOLD AUTHORITY
       (except as listed to the contrary below)                 to vote for all nominees listed above
       To withhold authority to vote for an individual nominee, write that nominee's name in the following space:

       _______________________________________________________________________________________________
2. RATIFICATION of Ernst & Young LLP as independent auditors.

                      [_] FOR           [_] AGAINST         [_]   ABSTAIN

3. APPROVAL of an amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive
   Compensation Plan to increase the number of authorized shares thereunder from 400,000 to 500,000.

                      [_] FOR           [_] AGAINST         [_]   ABSTAIN

   [_] Mark here if you plan to attend the 2002 Annual Meeting.

   THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED, AND RECEIVED BY THE RECORD KEEPER BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY15, 2002. IF YOUR VOTING INSTRUCTIONS ARE NOT RECEIVED BY THIS ESTABLISHED DEADLINE, THE RECORD KEEPER CANNOT ENSURE THAT YOUR VOTING INSTRUCTIONS WILL BE TABULATED. IF YOU SIGN, DATE AND RETURN THIS FORM BUT DO NOT SPECIFICALLY INSTRUCT THE RECORD KEEPER HOW TO VOTE, THE RECORD KEEPER WILL VOTE FOR ITEMS 1 THROUGH 3.
                                                   ---